UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street
Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(d)	Visant Corporation (“Visant” or the “Company”) today announced that each of Messrs. Alexander Navab and George M.C. Fisher resigned as of October 10, 2014 as directors of Visant and its parent corporations, Visant Holding Corp. and Visant Secondary Holdings Corp. (collectively, the “Visant Entities”), and its Jostens, Inc. subsidiary (“Jostens”). Mr. Navab served as a director of the Visant Entities since 2004, and Mr. Fisher served as a director of the Visant Entities since 2005. Mr. Navab was until 2014 a member of the Executive and Compensation Committees. Joining the Board of Directors effective as of October 13, 2014 by vote of the directors of the Visant Entities and in accordance with the applicable stockholder agreement are Mr. Charles W. Mooty, President and Chief Executive Officer of Jostens, and Mr. Webster Chua, Director, Principal Activities, at Kohlberg Kravis Roberts & Co. L.P. (“KKR”).

Mr. Mooty has been the President and CEO of Jostens since January 2014 and prior to that served as Interim CEO and President of Fairview Health Services from 2012 to 2013 in addition to being a member of Fairview’s board. Prior to his role at Fairview, Mr. Mooty held the position of CEO of Faribault Woolen Mill Co. from 2011 to 2013 and before that served as the Chairman, CEO and President of International Dairy Queen, Inc. from 2001 to 2008. He currently serves on the Board of Directors of each of Fairview Health Services and Faribault Woolen Mill Co.

Mr. Chua joined KKR in 2006 and is a member of KKR’s principal activities group. From 2006 to 2012, he was a member of KKR’s media and communications private equity industry team. At KKR, Mr. Chua has been involved with the investments in First Data Corporation, IPREO, Legg Mason, and Visant. Prior to joining KKR, he was with Goldman, Sachs & Co. in its technology, media, and telecommunications investment banking group, where he was involved in a number of merger, acquisition, and financing transactions.

Neither of Messrs. Mooty or Chua has been appointed to any committees of the Boards of Directors. The members of the Visant Entities Boards of Directors, effective October 13, 2014, consist of Messrs. Marc Reisch, Chuck Mooty, Tagar Olson, David Burgstahler and Webster Chua, and Ms. Susan Schnabel, all of who will also serve on the Board of Directors of Jostens.

In addition, in view of the completions of the recent sales of the Lehigh Direct and Arcade businesses and the refinancing transaction completed in September, Ms. Hlavaty, who serves as the Senior Vice President, Chief Legal Officer and Secretary of the Visant Entities, announced on October 14, 2014 that she will be completing her tenure and resigning her position effective December 21, 2014. She will be transitioning her remaining duties prior to year end, and Ms. Hlavaty intends to remain available for consultation through the first quarter of 2015. Ms. Hlavaty has been affiliated with Visant and its subsidiaries since August 2004.

(e)	The Compensation Committee of the Board of Directors approved the entry of the Company into a separation agreement (the “Agreement”) with Ms. Hlavaty. The Company entered into the Agreement with Ms. Hlavaty on October 14, 2014. The Agreement provides for certain cash separation payments, the repurchase of all outstanding equity not previously settled, and the terms of consultation. The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated as of October 14, 2014, by and among Visant Holding Corp., Visant Corporation and Marie D. Hlavaty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: October 15, 2014	/s/ PAUL B. CAROUSSO
Paul B. Carousso
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated as of October 14, 2014, by and among Visant Holding Corp., Visant Corporation and Marie D. Hlavaty